EXHIBIT 23.1

CONSENT OF COUNSEL

We hereby consent to the incorporation by reference in the Registration Statements of Cabot Oil & Gas Corporation on Form S-3 (File Nos. 333-68350 and 333-83819) and Form S-8 (File Nos. 333-37632, 33-53723, 33-35476, 33-71134, 333-92264 and 333-123166) of the references to the opinion of our firm that appear in the interim financial information of Cabot Oil & Gas Corporation as of and for the period ended March 31, 2005 and included in the Company’s quarterly report on Form 10-Q for the quarter then ended.

/s/ Tom Reese
Tom Reese

Brown, Drew & Massey, LLP

Casper, Wyoming

April 28, 2005